Exhibit 21

SELECTIVE INSURANCE GROUP, INC.
SUBSIDIARIES AS OF DECEMBER 31, 2022

Name	Jurisdiction in which organized	Parent	Percentage voting securities owned
Mesa Underwriters Specialty Insurance Company	New Jersey	Selective Insurance Group, Inc.	100%

Selective Auto Insurance Company of New Jersey	New Jersey	Selective Insurance Group, Inc.	100%

Selective Casualty Insurance Company	New Jersey	Selective Insurance Group, Inc.	100%

Selective Fire and Casualty Insurance Company	New Jersey	Selective Insurance Group, Inc.	100%

Selective Insurance Company of America	New Jersey	Selective Insurance Group, Inc.	100%

Selective Insurance Company of New England	New Jersey	Selective Insurance Group, Inc.	100%

Selective Insurance Company of New York	New York	Selective Insurance Group, Inc.	100%

Selective Insurance Company of South Carolina	Indiana	Selective Insurance Group, Inc.	100%

Selective Insurance Company of the Southeast	Indiana	Selective Insurance Group, Inc.	100%

Selective Way Insurance Company	New Jersey	Selective Insurance Group, Inc.	100%

SRM Insurance Brokerage, LLC.	New Jersey	Selective Way Insurance Company	75%

		Selective Insurance Company of the Southeast	25%

Wantage Avenue Holding Company, Inc.	New Jersey	Selective Insurance Group, Inc.	100%